                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 31, 2009

                            IVIVI TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


          New Jersey                    001-33088                 22-2956711
          ----------                    ---------                 ----------
(State Or Other Jurisdiction Of        (Commission              (IRS Employer
        Incorporation)                 File Number)          Identification No.)


                   135 Chestnut Ridge Road, Montvale, NJ 07645
                   -------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                                 (201) 476-9600
                                 --------------
                          Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS.

Pursuant to Section 4.1(i) of the Convertible Promissory Note dated April 7, 2009 (the "Note") executed by Ivivi Technologies, Inc. (the "Company") in favor Emigrant Capital Corp. (the "Lender"), the Company elected to extend the Maturity Date (as defined in the Note) of the Note from July 31, 2009 until August 30, 2009. In order to elect such option, the Company informed the Lender that it had at least $1,000,000 in unrestricted cash and cash equivalents on hand (as determined in accordance with GAAP) as of July 31, 2009. The Company intends to continue its talks with its Lender as it continues to seek to raise additional capital in order to (i) repay its outstanding obligations under the Note of $2.5 million, plus interest, and (ii) continue its operations. In the event the Company is unable to raise additional capital or extend the term of the loan past the August 30, 2009 maturity date, the Company will not be able to meet its obligations under the Note and the Lender will have the right to foreclose on the Note and, as a result, the Company may have to cease its operations.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              IVIVI TECHNOLOGIES, INC.


                                              By: /s/ Alan V. Gallantar
                                                  ------------------------------
                                                  Name:  Alan V. Gallantar
                                                  Title: Chief Financial Officer


Date:    July 31, 2009



                                       3